Exhibit 99.1

Intuitive Machines Reports Second Quarter 2023 Financial Results and
Announces Expected Launch of First Lunar Mission

•Received launch manifest date for first lunar mission, November 15th to 20th .
•Completed lunar lander full assembly with expected readiness for shipment to Cape Canaveral, Florida, by September 15th.
•Submitted more than $3 billion in proposals since the first quarter, including diverse product lines across the Department of Defense, Department of Energy, and NASA.
•Started internal transition execution for NASA’s five-year $719 million Omnibus Multi-Engineering Services (“OMES”) III contract award to deliver on-orbit services to the Joint Polar Satellite System.
•Validated the Company’s Nuclear in-space venture with NASA Space Technology and Mission Directorate (“STMD”) Tipping Point initiative award in July for the development of a Radioisotope Power System (“RPS”) that may enable assets to survive and operate during the lunar night.

Houston, TX, August 14, 2023 -- Intuitive Machines, Inc. (Nasdaq: LUNR, “Intuitive Machines,” or the “Company”), a leading space exploration, infrastructure, and services company, today announced its financial results for the second quarter ended June 30, 2023.

Intuitive Machines CEO Steve Altemus said, “During the second quarter, we were laser-focused on the final assembly process in preparing IM-1 for launch. Our lunar lander is complete and will be prepared for delivery in September. The Company has secured a launch window from pad 39A, preserving a six-day launch window starting on November 15th.”

Mr. Altemus continued, “Progress continues throughout the Company; we’re building the primary IM-2 structure, integrating payloads and mechanisms to the second lander; while the Company transitions into its new Lunar Production and Operations Center at the Houston Spaceport. The City of Houston and the Houston Airport System helped finance the Company’s $40 million facility, designed to support NASA’s $93 billion Artemis program and growing commercial demand for space products and infrastructure, orbital services, lunar access services, and lunar data services.”

Operational Highlights

•Completed main engine vibration and main propulsion system acceptance testing to certify Nova-C’s, IM-1 lunar mission spacecraft flight-ready status.
•Completed a comprehensive spacecraft test, including an engine test firing on IM-1.
•Integrated NASA’s TRIDENT lunar ice drill to the IM-2 lunar lander.
•Completed payload deployment mechanisms for IM-2 with the anticipated completion of our rocket-fueled drone, Micro Nova, in September.
•Expected grand opening of the Company’s Lunar Production and Operations Center at the Houston Spaceport is planned for September 29, 2023.
•Submitted proposal for NASA’s Near Space Network Services (NSNS) to provide Lunar distance communications to and from earth as well as data relay services around the Moon.
•Submitted proposal for NASA’s Lunar Terrain Vehicle Services (“LTVS”) bid as the Moon Reusable Autonomous Crewed Exploration Rover (“RACER”) Team to develop NASA’s next-generation Lunar Terrain Vehicle for exploration and development of the south pole region of the Moon.

Second Quarter 2023 Financial and Business Highlights

•Contracted backlog of $137.3 million at quarter-end.
•Second quarter 2023 revenue of $18.0 million, driven primarily by three NASA Commercial Lunar Payload Services (CLPS) initiative contracts within the Company’s lunar access services, compared to $19.2 million in the prior year end.
•Second quarter 2023 operating loss of $(13.2) million versus $(2.2) million in the prior year period.
•Ending cash balance of $39.1 million as of the end of the second quarter.
•Appointed Nicole Seligman to the Intuitive Machines Board of Directors. Ms. Seligman’s distinguished career has included senior leadership roles in global public companies.

2023 Outlook

Given delays to government customer acquisition timelines, U.S. federal budget uncertainty and the uncertain cadence of new contractual awards, we are withdrawing our previously issued financial guidance for full year 2023. This is not a result of the loss of any anticipated material government customer commitments or contract awards.

Mr. Altemus stated, “While we continue to work toward our milestones, the Company is taking steps to positively mitigate the effects of outside-controlled program delays and higher-priority launch pad congestion while retaining the integrity of our long-term growth plan. Concurrently, we are also pursuing opportunities to diversify the Company’s revenue streams. We have submitted more than $3 billion in proposals spread across the aerospace and defense sectors, including human spaceflight.”

Conference Call Information

Intuitive Machines will host a conference call today, August 14, 2023, at 4:30 pm Eastern Time to discuss these results. Participants may access the call at 1-877-451-6152, international callers may use 1-201-389-0879, and request to join the Intuitive Machines earnings call. A link to the live webcast of the earnings conference call will be made available on the investors portion of the Intuitive Machines’ website at https://investors.intuitivemachines.com.
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Following the conference call, participants may access the telephonic replay at 1-844-512-2921, international callers may use 1-412-317-6671, and enter access code 13740192. A webcast replay will be available through the same link on the investors portion of the Intuitive Machines’ website at https://investors.intuitivemachines.com.

Key Business Metrics and Non-GAAP Financial Measures

In addition to the GAAP financial measures set forth in this press release, the Company has included certain financial measures that have not been prepared in accordance with generally accepted accounting principles (“GAAP”) and constitute “non-GAAP financial measures” as defined by the SEC. This includes adjusted EBITDA (“Adjusted EBITDA”).

Adjusted EBITDA is a key performance measure that our management team uses to assess the Company’s operating performance and is calculated as net income (loss) excluding results from non-operating sources including interest income, interest expense, gain on extinguishing of debt, share based compensation, change in fair value instruments, depreciation, and provision for income taxes. Intuitive Machines has included Adjusted EBITDA because we believe it is helpful in highlighting trends in the Company’s operating results and because it is frequently used by analysts, investors, and other interested parties to evaluate companies in our industry.

Adjusted EBITDA has limitations as an analytical measure, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Other companies, including companies in Intuitive Machines’ industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is included below under the heading “Reconciliation of GAAP to Non-GAAP Financial Measure.”

The Company has also included contracted backlog, which is defined as the total estimate of the revenue the Company expects to realize in the future as a result of performing work on awarded contracts, less the amount of revenue the

Company has previously recognized. Intuitive Machines monitors its backlog because we believe it is a forward-looking indicator of potential sales which can be helpful to investors in evaluating the performance of its business and identifying trends over time.

About Intuitive Machines

Intuitive Machines is a diversified space company focused on space exploration. Intuitive Machines supplies space products and services to support sustained robotic and human exploration to the Moon, Mars, and beyond. Intuitive Machines’ products and services are offered through its four business units: Lunar Access Services, Orbital Services, Lunar Data Services, and Space Products and Infrastructure. For more information, please visit intuitivemachines.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “strategy,” “outlook,” the negative of these words or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include but are not limited to statements regarding: our expectations and plans relating to our first mission to the Moon, including the expected timing of launch for our first mission and our progress in preparation thereof; our expectations with respect to, among other things, demand for our product portfolio, our submission of bids for contracts; our expectations regarding protests of government contracts awarded to us; our operations, our financial performance and our industry; our business strategy, business plan, and plans to drive long-term sustainable shareholder value. These forward-looking statements reflect the Company’s predictions, projections, or expectations based upon currently available information and data. Our actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual outcomes or results to differ materially from those indicated by the forward-looking statements in this press release: our reliance upon the efforts of our Board and key personnel to be successful; our limited operating history; our failure to manage our growth effectively; competition from existing or new companies; unsatisfactory safety performance of our spaceflight systems or security incidents at our facilities; failure of the market for commercial spaceflight to achieve the growth potential we expect; any delayed launches, launch failures, failure of our satellites or lunar landers to reach their planned orbital locations, significant increases in the costs related to launches of satellites and lunar landers, and insufficient capacity available from satellite and lunar lander launch providers; our customer concentration; risks associated with commercial spaceflight, including any accident on launch or during the journey into space; risks associated with the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals in our operations; our reliance on a limited number of suppliers for certain materials and supplied components; failure of our products to operate in the expected manner or defects in our products; counterparty risks on contracts entered into with our customers and failure of our prime contractors to maintain their relationships with their counterparties and fulfill their contractual obligations; failure to successfully defend protest from other bidders for government contracts; failure to comply with various laws and regulations relating to various aspects of our business and any changes in the funding levels of various governmental entities with which we do business; our failure to protect the confidentiality of our trade secrets and know how; our failure to comply with the terms of third-party open source software our systems utilize; our ability to maintain an effective system of internal control over financial reporting, and to address and remediate existing material weaknesses in our internal control over financial reporting; the U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year, and our dependence on U.S. government contracts; our failure to comply with U.S. export and import control laws and regulations and U.S. economic sanctions and trade control laws and regulations; uncertain global macro-economic and political conditions (including as a result of a failure to raise the “debt ceiling”) and rising inflation; our history of losses and failure to achieve profitability and our need for substantial additional capital to fund our operations; the fact that our financial results may fluctuate significantly from quarter to quarter; our holding company status; the risk that our business and operations could be significantly affected if it becomes subject to any securities litigation or stockholder activism; our public securities’ potential liquidity and trading; and other factors detailed under the section titled Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2023, the section titled Part I, Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations and the section titled Part II. Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 to be filed with the SEC, and in our subsequent filings with the SEC, which are accessible on the SEC's website at www.sec.gov and the Investors section of our website at www.investors.intuitivemachines.com.

These forward-looking statements are based on information available as of the date of this press release and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Contacts

For investor inquiries:
investors@intuitivemachines.com

For media inquiries:
press@intuitivemachines.com

INTUITIVE MACHINES, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$39,087	$25,764
Restricted cash	62	62
Trade accounts receivable, net	2,269	1,302
Contract assets	4,707	6,979
Prepaid and other current assets	4,399	6,885
Total current assets	50,524	40,992
Property and equipment, net	40,761	21,176
Operating lease right-of-use assets	4,471	4,829
Deferred income taxes	7	7
Total assets	$95,763	$67,004
LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	16,053	$6,081
Accounts payable - affiliated companies	1,002	442
Current maturities of long-term debt	19,975	16,098
Contract liabilities, current	40,654	56,656
Operating lease liabilities, current	765	725
Other current liabilities	30,134	15,178
Total current liabilities	108,583	95,180
Long-term debt, net of current maturities	—	3,863
Contract liabilities, non-current	—	2,188
Operating lease liabilities, non-current	4,742	5,078
Simple Agreements for Future Equity ("SAFE Agreements")	—	18,314
Earn-out liabilities	55,254	—
Other long-term liabilities	3	—
Total liabilities	168,582	124,623
Commitments and contingencies
MEZZANINE EQUITY (DEFICIT)
Series A preferred stock subject to possible redemption	26,823	—
Redeemable noncontrolling interests	578,630	—
SHAREHOLDERS’ EQUITY (DEFICIT)
Common units	—	1
Class A common stock	2	—
Class B common stock	—	—
Class C common stock	7	—
Treasury Stock	(12,825)	—
Paid-in capital	—	14,967
Accumulated deficit	(665,456)	(72,587)
Total shareholders’ deficit	(678,272)	(57,619)
Total liabilities, mezzanine equity and shareholders’ deficit	$95,763	$67,004

INTUITIVE MACHINES, INC.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$17,993	$19,217	$36,229	$37,688
Operating expenses:
Cost of revenue (excluding depreciation)	22,481	17,660	45,607	37,403
Depreciation	319	259	615	507
General and administrative expense (excluding depreciation)	8,376	3,517	17,153	6,497
Total operating expenses	31,176	21,436	63,375	44,407
Operating loss	(13,183)	(2,219)	(27,146)	(6,719)
Other (expense) income, net:
Interest expense, net	(274)	(127)	(553)	(253)
Change in fair value of earn-out liabilities	28,756	—	25,030	—
Change in fair value of SAFE Agreements	—	151	(2,353)	436
Other income (expense), net	(50)	(5)	39	(5)
Total other income, net	28,432	19	22,163	178
Income (loss) before income taxes	15,249	(2,200)	(4,983)	(6,541)
Income tax benefit (expense)	3,528	(354)	313	(355)
Net income (loss)	18,777	(2,554)	(4,670)	(6,896)
Net loss attributable to Intuitive Machines, LLC prior to the Business Combination	—	(2,554)	(5,751)	(6,896)
Net income for the period February 13, 2023 through June 30, 2023	18,777	—	1,081	—
Net loss attributable to redeemable noncontrolling interest	(10,744)	—	(19,080)	—
Net income attributable to the Company	29,521	—	20,161	—
Less: Cumulative preferred dividends	(655)	—	(983)	—
Net income attributable to Class A common shareholders	$28,866	$—	$19,178	$—

INTUITIVE MACHINES, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(4,670)	$(6,896)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	615	507
Bad debt expense	124	—
Loss on disposal of property and equipment	—	6
Share-based compensation expense	1,192	240
Change in fair value of SAFE Agreements	2,353	(436)
Change in fair value of earn-out liabilities	(25,030)	—
Other	18	—
Changes in operating assets and liabilities:
Trade accounts receivable, net	(1,091)	(13,219)
Contract assets	2,272	(13,999)
Prepaid expenses	(2,154)	(1,079)
Other assets, net	358	(245)
Accounts payable	13,373	12,878
Accounts payable – affiliated companies	559	1,288
Contract liabilities – current and long-term	(18,190)	9,493
Other liabilities	14,497	322
Net cash used in operating activities	(15,774)	(11,140)
Cash flows from investing activities:
Purchase of property and equipment	(20,200)	(5,405)
Net cash used in investing activities	(20,200)	(5,405)
Cash flows from financing activities:
Proceeds from Business Combination	8,055	—
Proceeds from Series A Preferred Stock	26,000	—
Transaction costs	(9,371)	—
Proceeds from borrowings	—	3,711
Repayment of loans	—	(108)
Member distributions	(4,263)	—
Proceeds from stock option exercises	22	—
Forward purchase agreement termination	12,730	—
Warrants exercised	16,124	—
SAFE Agreements	—	4,250
Net cash provided by financing activities	49,297	7,853
Net increase (decrease) in cash, cash equivalents and restricted cash	13,323	(8,692)
Cash, cash equivalents and restricted cash at beginning of the period	25,826	29,351
Cash, cash equivalents and restricted cash at end of the period	39,149	20,659
Less: restricted cash	62	62
Cash and cash equivalents at end of the period	$39,087	$20,597

INTUITIVE MACHINES, INC.
Reconciliation of GAAP to Non-GAAP Financial Measure
Adjusted EBITDA
The following table presents a reconciliation of net loss, the most directly comparable financial measure presented in accordance with GAAP, to Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Net income (loss)	$18,777	$(2,554)	$(4,670)	$(6,896)
Adjusted to exclude the following:
Taxes	(3,528)	354	(313)	355
Depreciation	319	259	615	507
Interest expense, net	274	127	553	253
Share-based compensation expense	985	124	1,192	240
Change in fair value of earn-out liabilities	(28,756)	—	(25,030)	—
Change in fair value of SAFE Agreements	—	(151)	2,353	(436)
Other income (expense), net	50	5	(39)	5
Adjusted EBITDA	$(11,879)	$(1,836)	$(25,339)	$(5,972)
Free Cash Flow
We define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. We believe that free cash flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations that, after purchases of property and equipment, can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet.
Free Cash Flow has limitations as a liquidity measure, and you should not consider it in isolation or as a substitute for analysis of our cash flows as reported under GAAP. Some of these limitations are:
•Free Cash Flow is not a measure calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for financial information prepared in accordance with GAAP.
•Free Cash Flow may not be comparable to similarly titled metrics of other companies due to differences among methods of calculation.
•Free Cash Flow may be affected in the near to medium term by the timing of capital investments, fluctuations in our growth and the effect of such fluctuations on working capital and changes in our cash conversion cycle.
The following table presents a reconciliation of net cash used in operating activities, the most directly comparable financial measure presented in accordance with GAAP, to free cash flow:

	Six Months Ended June 30,
(in thousands)	2023	2022
Net cash used in operating activities	(15,774)	(11,140)
Purchases of property and equipment	(20,200)	(5,405)
Free cash flow	(35,974)	(16,545)
Backlog

The following table presents our backlog as of the periods indicated:

(in thousands)	June 30, 2023	December 31, 2022
Backlog	$137,331	$201,946

Backlog decreased by $64.6 million as of June 30, 2023 compared to December 31, 2022, primarily due to continued performance on existing contracts of $36.2 million, decreases related to contract value adjustments of $36.9 million primarily related to certain time and materials and other contracts. The decrease was partially offset by new awards of $8.5 million to be manifested on the IM-1 and IM-3 missions.